Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Lomond Therapeutics Holdings, Inc. (the “Company”) for the quarter ended June 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Iain Dukes, principal executive officer of the Company, and Nikolay Savchuk, principal financial officer of the Company, do each hereby certify, pursuant to 18 U.S.C § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 14, 2025	By:	/s/ Iain Dukes
Iain Dukes
Chief Executive Officer
(Principal Executive Officer)

Date: August 14, 2025	By:	/s/ Nikolay Savchuk
Nikolay Savchuk
President, Chief Operating Officer
(Principal Financial and Accounting Officer)